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Exhibit 10(a)
LANVISION SYSTEMS, INC.

SEVERANCE AGREEMENT BETWEEN LANVISION SYSTEMS, INC. AND ALAN J. HARTMAN

                               SEVERANCE AGREEMENT


INTRODUCTION

       (11)This Severance Agreement is made as of August 20, 1998 by and among LanVision Systems, Inc., LanVision, Inc., (collectively "LanVision") and Alan J. Hartman ("Employee").

       (12)Employee is an employee of LanVision having been hired on June 1, 1996. Employee and LanVision mutually desire to terminate their employment relationship.

       (13)In consideration of the mutual promises and covenants set forth in this Agreement, the parties agree to the terms and conditions set forth in this Agreement.


SEPARATION FROM EMPLOYMENT

       (14)Employee will terminate Employee's employment with LanVision effective August 21, 1998 ("Termination Date"). On or before this date, Employee agrees to return to LanVision any and all LanVision property acquired during Employee's term of employment.

       (15)The Employment Agreement between LanVision and Employee dated June 1, 1996 will be deemed to be terminated as of the Termination Date, except that any provisions of the Employment Agreement that by their terms continue in effect beyond any termination shall so continue in effect. Employee agrees to abide by all such continuing terms.


CONSIDERATION FOR SIGNING

       (16) In consideration for Employee signing this Agreement, Employee shall receive:

       (17)A severance payment in the amount of $97,500 (in accordance with the Employment Agreement dated June 1, 1996), less withholdings under federal, state, and local law, in one lump sum payment. Provided Employee has returned all LanVision property, this severance payment will be paid on the first LanVision payday following the seventh



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           business day after the later of (a) the date of receipt by LanVision of this Severance Agreement signed by Employee or (b) the Termination Date.

       (18)Payment of all salary, commissions, bonuses, any other compensation, as applicable, and accrued but unused vacation earned as of the Termination Date, and all reimbursable expenses incurred prior to the Termination Date.

       (19)Coverage under LanVision's health insurance, dental insurance, and life insurance benefits provided through Aetna and Fortis that Employee currently has will remain in effect through the end of the month of Employee's termination. Thereafter, Employee shall be entitled to exercise COBRA rights in accordance with federal law for the continuation of health and/or dental insurance benefits. Provided Employee timely exercises Employee's COBRA rights by completing the appropriate forms, LanVision will pay the COBRA premiums for up to three months, i.e., through November 30, 1998. (Employee will receive separately a notice of COBRA rights, along with the necessary forms to be completed.)

       (20)In addition, LanVision and Employee shall enter a mutually agreeable agreement for Employee to provide legal services to LanVision.

       (21)Employee acknowledges and agrees that Employee shall receive no benefits additional to those set forth above.


RELEASE OF CLAIMS

         In consideration of the payments set forth in Paragraph 3 above, that being good and valuable consideration, Employee acting of Employee's own free will, voluntarily, and on behalf of Employee and Employee's heirs, administrators, executors, successors, and assigns, releases LanVision and its parent, subsidiaries, affiliates, directors, officers, and agents, jointly and severally ("Releasees"), from any and all debts, obligations, claims, demands, judgments, or causes of action of any kind whatsoever, in tort, contract, by statute, or on any other basis, for compensatory, punitive, or other damages, expenses, reimbursements, or costs of any kind, including but not limited to any and all claims, demands, rights, and/or causes of action arising out of Employee's employment with LanVision or any employment contract; or relating to purported employment discrimination or violations of civil rights under any applicable federal, state, or local statute or ordinance or any other claim, whether statutory or based on common law, arising by reason of Employee's employment with LanVision, the termination of that employment, or circumstances related thereto, or by reason of any other matter, cause, or thing whatsoever, from the first date of employment to the later of the date of this Agreement or the Termination Date.



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NONDISCLOSURE AGREEMENT

       (22)LanVision shall make no disclosures concerning Employee's employment or other information regarding Employee, except for confirming employment, job title, dates of service, and rate of pay, plus additional information as, and only as, required pursuant to subpoena or otherwise required by law, including securities laws and regulations, unless otherwise consented to by Employee.

       (23)Employee shall not disclose or make reference to the terms of this Agreement except to Employee's attorney and Employee's immediate family without the prior written consent of the LanVision. Employee shall not hereafter contact or communicate with LanVision's employees or former employees regarding the subject matter of this Agreement.

       (24)Employee shall make no negative statements concerning, or take any action that derogates LanVision or other Releasees, or its or other Releasees' products, services, reputation, officers, employees, financial status, or operations, or otherwise damage any of LanVision's or other Releases' business relationships.


EFFECT OF VIOLATIONS BY EMPLOYEE

         Any action by Employee in material violation of this Agreement shall void LanVision's payment to Employee of all severance monies and other benefits provided for in this Agreement and shall require immediate repayment by Employee of the value of all consideration paid to Employee by LanVision pursuant to this Agreement that is otherwise unearned, and shall further require Employee to pay all reasonable costs and attorneys fees in defending any action Employee brings, plus any other damages to which LanVision may be entitled. Employee further consents to the issuance of a temporary restraining order, and/or injunction as an appropriate remedy for violation of this Agreement by Employee, and will not contest the entry of same if a violation is shown.


DENIAL OF LIABILITY

         The payment of the monies set forth in this Agreement does not constitute an admission of liability or violation of any applicable law, any contract provisions or any rule or regulation, as to which Releasees expressly deny liability. This Agreement shall not be admissible in any proceeding except in an action to enforce its terms.


SEVERABILITY

         If any provision, or portion thereof, of this Agreement is held invalid or unenforceable under applicable statute or rule of law, only that provision or portion shall be deemed



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         omitted from this Agreement, and only to the extent to which it is held invalid, and the remainder of the Agreement shall remain in full force and effect.


GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, excluding its conflict of laws.


OPPORTUNITY FOR REVIEW

         Employee acknowledges that execution of this Agreement is voluntary and that Employee has been advised to consult with an attorney before executing this Agreement to ensure that Employee fully and thoroughly understands its legal significance.


ENTIRE AGREEMENT

         This Agreement constitutes the complete agreement between the parties and no other representations have been made by the parties. This document resolves all outstanding issues arising from Employee's employment as of the date of Employee's signing the Agreement and that Employee will not receive anything further from LanVision.


Alan J. Hartman                      LanVision Systems, Inc. and LanVision, Inc.



By: / s / Alan J. Hartman            By:   / s / J. Brian Patsy
    -----------------------------        ---------------------------------------
              (Signature)                            (Signature)

           August 20, 1998                         J. Brian Patsy
---------------------------------    -------------------------------------------
                (Date)                        (Name Typed or Printed)

                                        Chief Executive Officer and President
                                     -------------------------------------------
                                                      (Title)

                                                  August 20, 1998
                                     -------------------------------------------
                                                      (Date)




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